Contract #:   400223
                                                                         ------
                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1


        This Service Agreement, made and entered into this 15th day of November, 1996, by and between TEXAS EASTERN TRANSMISSION CORPORATION, a Delaware Corporation (herein called "Pipeline") and CONNECTICUT NATURAL GAS CORPORATION (herein called "Customer," whether one or more),

                               W I T N E S S E T H:

        WHEREAS, Pipeline and Customer are currently parties to service agreements under Pipeline's Rate Schedule SS-1 (Pipeline's Contract Nos. 400148, 400149, 400150 and 412008) which specify an MDWQ of 2,216 dth and an
   MSQ of 261,719 dth, an MDWQ of 3,521 dth and an MSQ of 246,470 dth, an MDWQ of 21,263 and an MSQ of 1,275,780 and an MDWQ of 207 and an MSQ of 14,490 respectively; and

        WHEREAS, Pipeline and Customer desire to enter into this Service Agreement to supersede Customer's existing Rate Schedule SS-1 service agreements referenced above; and

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:



                                    ARTICLE I

                                SCOPE OF AGREEMENT

        Subject to the terms, conditions and limitations hereof and of Pipeline's Rate Schedule SS-1, Pipeline agrees to provide firm service for Customer under Rate Schedule SS-1 and to receive and store for Customer's account quantities of natural gas up to the following quantity:


             Maximum Daily Injection Quantity (MDIQ)     9,244 dth
             Maximum Storage Quantity (MSQ)   1,798,459 dth

        Pipeline agrees to withdraw from storage for Customer, at Customer's request, quantities of gas up to Customer's Maximum Daily Withdrawal
   Quantity (MDWQ) of 27,207 dekatherms, or such lesser quantity as determined pursuant to Rate Schedule SS-1, from Customer's Storage Inventory, plus
   Applicable Shrinkage, and to deliver for Customer's account such quantities.
   Pipeline's obligation to withdraw gas on any day is governed by the provisions of Rate Schedule SS-1,  including but not limited to Section 6.


                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





                                    ARTICLE II

                                TERM OF AGREEMENT

        The term of this Service Agreement shall commence on the later of (i) June 1, 1996 or (ii) the first day of the first month after Customer fully executes this Service Agreement and shall continue in force and effect until April 30, 2004 and year to year thereafter unless this Service Agreement is terminated as hereinafter provided. This Service Agreement may be terminated by either Pipeline or Customer upon five (5) years prior written notice to the other specifying a termination date of any April 30th occurring on or after the expiration of the primary term. Subject to
   Section 22 of Pipeline's General Terms and Conditions and without prejudice to such rights, this Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty (30) days after payment is due; provided, Pipeline gives thirty (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill.

        THE TERMINATION OF THIS SERVICE AGREEMENT WITH A FIXED CONTRACT TERM OR THE PROVISION OF A TERMINATION NOTICE BY CUSTOMER TRIGGERS PREGRANTED ABANDONMENT UNDER SECTION 7 OF THE NATURAL GAS ACT AS OF THE EFFECTIVE DATE OF THE TERMINATION. PROVISION OF A TERMINATION NOTICE BY PIPELINE ALSO TRIGGERS CUSTOMER'S RIGHT OF FIRST REFUSAL UNDER SECTION 3.13 OF THE
   GENERAL TERMS AND CONDITIONS ON THE EFFECTIVE DATE OF THE TERMINATION.

        In the event there is gas in storage for Customer's account on April 30 of the year of termination of this Service Agreement, this Service Agreement shall continue in force and effect for the sole purpose of withdrawal and delivery of said gas to Customer for an additional one-hundred and twenty
   (120) days.


                                   ARTICLE III

                                  RATE SCHEDULE

        This Service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule SS-1 and of the General Terms and Conditions of Pipeline's FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.




                                        2                                 400223

                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





        Customer shall pay Pipeline, for all services rendered hereunder and for the availability of such service in the period stated, the applicable prices established under Pipeline's Rate Schedule SS-1 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed.

        Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Pipeline's Rate Schedule SS-1, (b) Pipeline's Rate Schedule SS-1, pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Condi-tions applicable to Rate Schedule SS-1. Notwithstanding the foregoing, Customer does not agree that Pipeline shall have the unilateral right without the consent of Customer subsequent to the execution of this Service Agreement and Pipeline shall not have the right during the effectiveness of this Service Agreement to make any filings pursuant to Section 4 of the Natural Gas Act to change the MDIQ, MSQ and MDWQ specified in Article I, to change the term of the service agreement as specified in Article II, to change Point(s) of Receipt specified in Article IV, to change the Point(s) of Delivery specified in Article IV, or to change the firm character of the service hereunder. Pipeline agrees that Customer may protest or contest the aforementioned filings, and Customer does not waive any rights it may have with respect to such filings.


                                    ARTICLE IV

                   POINT(S) OF RECEIPT AND POINT(S) OF DELIVERY

        The natural gas received by Pipeline for Customer's account for storage injection pursuant to this Service Agreement shall be those quantities scheduled for delivery pursuant to Service Agreements between Pipeline and Customer under Rate Schedules CDS, FT-1, SCT, PTI or IT-1 which specify as a Point of Delivery the "SS-1 Storage Point". For purposes of billing of Usage Charges under Rate Schedules CDS, FT-1, SCT, PTI or IT-1, deliveries under Rate Schedules CDS, FT-1, SCT, PTI or IT-1 for injection into storage scheduled directly to the "SS-1 Storage Point" shall be deemed to have been delivered 60% in Market Zone 2 and 40% in Market Zone 3. In addition, at Customer's request any positive or negative variance between scheduled deliveries and actual deliveries on any day at Customer's Points of Delivery under Rate Schedules CDS, FT-1, SCT, or IT-1 shall be deemed for billing purposes delivered at the Point of Delivery and shall be injected into or withdrawn from storage for Customer's account. In addition to accepting gas for storage injection at the SS-1 Storage Point, Pipeline will accept gas tendered at points of interconnection between Pipeline and third party facilities at Oakford and Leidy Storage Fields provided that such receipt does not result in Customer tendering aggregate quantities for



                                        3                                 400223

                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





   storage in excess of the Customer MDIQ.

















































                                        4                                 400223

                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





        The Point(s) of Delivery at which Pipeline shall deliver gas shall be specified in Exhibit A of the executed service agreement.

        Exhibit A and B are hereby incorporated as part of this Service Agreement for all intents and purposes as if fully copied and set forth herein at length.


                                    ARTICLE V

                                     QUALITY

        All natural gas tendered to Pipeline for Customer's account shall conform and be subject to the provisions of Section 5 of the General Terms and Conditions. Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in
   Section 5 of Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications.


                                    ARTICLE VI

                                    ADDRESSES

        Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certi-fied, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

        (a) Pipeline:  Texas Eastern Transmission Corporation
                       5400 Westheimer Court
                       Houston, Texas  77056-5310

        (b) Customer:  CONNECTICUT NATURAL GAS CORPORATION
                              P O BOX 1500
                              100 COLUMBUS BOULEVARD
                              HARTFORD, CT  06144

   or such other address as either party shall designate by formal written notice.





                                        5                                 400223

                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





                                   ARTICLE VII

                                   ASSIGNMENTS

        Any Company which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter; otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other. In addition, Customer may assign its rights to capacity pursuant to
   Section 3.14 of the General Terms and Conditions. To the extent Customer so desires, when it releases capacity pursuant to Section 3.14 of the General Terms and Conditions, Customer may require privity between Customer and the Replacement Customer, as further provided in the applicable Capacity Release Umbrella Agreement.


                                   ARTICLE VIII

                                  INTERPRETATION

        The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

        This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.














                                        6                                 400223

                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





                                    ARTICLE IX

                        CANCELLATION OF PRIOR CONTRACT(S)

        This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contract(s) between the parties hereto as described below:


        Service Agreement(s) dated, November 17, 1993 and between Pipeline and Customer under Pipeline's Rate Schedule SS-1 (Pipeline's Contract Nos. 400148, 400149, 400150 and 412008).






































                                        7                                 400223

                                SERVICE AGREEMENT
                              FOR RATE SCHEDULE SS-1
                                   (Continued)





        IN WITNESS WHEREOF, the Parties hereto have caused this Service Agreement to be signed by their respective Presidents, Vice Presidents, or other duly authorized agents and their respective corporate seals to be hereto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

                            TEXAS EASTERN TRANSMISSION CORPORATION



                            By  Robert B. Evans
                               -----------------------------------
                                      Vice President




   ATTEST:


   Robert W. Reed
   -----------------



                            CONNECTICUT NATURAL GAS CORPORATION



                            By Edna M. Karanian
                               --------------------------------
                                 Vice President

   ATTEST:



   R. L. Babcock
   ------------------











                                        8                                 400223